Exhibit 5.1

1001 FLEET STREET SUITE 700 BALTIMORE, MARYLAND 21202-4346

June 10, 2025

Wheeler Real Estate Investment Trust, Inc. 2529 Virginia Beach Boulevard Virginia Beach, VA 23452

Ladies and Gentlemen:

We are furnishing this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement on Form S-11 of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (the “Registration Statement”) and the related prospectus contained in the Registration Statement (the “Prospectus”) in connection with the Company’s registration of (i) 100,043,313 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued to holders of shares (the “Series D Shares”) of the Company’s Series D Cumulative Convertible Preferred Stock, having no par value (the “Series D Preferred Stock”), if and when such holders exercise their right to redeem (each, a “Redemption”) their Series D Shares pursuant to Section 6 of Article FIRST of the Series D Articles Supplementary (as defined in Section I below) and (ii) 10 shares of Common Stock that are issuable to holders of Series D Shares if and when such holders exercise their right to convert (each, a “Conversion”) their Series D Shares pursuant to Section 4 of Article FIRST of the Series D Articles Supplementary (the shares of Common Stock identified in items (i) and (ii) of this paragraph are collectively referred to herein as the “Common Shares”).

Of the Common Shares, 43,323 (the “Previously-Registered Common Shares”) are currently registered and remain unissued under the Company’s Registration Statement on Form S-11 (File No. 333-284585), originally filed with the Commission on January 29, 2025, amended on March 4, 2025, and declared effective by the Commission on March 5, 2025 (the “Prior Registration Statement”), and are being carried forward on the Registration Statement pursuant to Rule 429 promulgated under the Securities Act.

If any of the Previously-Registered Common Shares are issued before the effective date of the Registration Statement, then such Previously-Registered Common Shares will not be included in the Registration Statement or the Prospectus and will not be the subject of this opinion letter.

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The foregoing share amounts reflect the reverse stock splits of the Common Stock effected by the Company on May 16, 2024, June 27, 2024, September 19, 2024, November 18, 2024, January 27, 2025, March 26, 2025 and May 26, 2025.

I. Documents Reviewed

We have examined copies of the following documents (the “Documents”):

1. the Registration Statement and the Prospectus, each in the form in which it was filed with the Commission (collectively, the “Offering Documents”);

2. the documents filed by the Company with the State Department of Assessments and Taxation of Maryland (“SDAT”) that constitute the Company’s charter (collectively, the “Charter”);

3. the Bylaws of the Company (the “Bylaws”);

4. the certificate of good standing issued by SDAT on May 14, 2025 with respect to the Company;

5. (a) the resolutions adopted by the Company’s Board of Directors at a special meeting thereof held on January 13, 2025 evidencing the approval and authorization of the issuance of the Previously-Registered Common Shares and the filing of the Prior Registration Statement and (b) the resolutions adopted by the Company’s Board of Directors at a meeting thereof held on May 12, 2025 evidencing the approval and authorization of the issuance of the Common Shares other than the Previously-Registered Common Shares and the filing of the Registration Statement (collectively, the “Resolutions”); and

6. the Certificate of Secretary, dated as of the date hereof, issued to us by the Secretary of the Company with respect to certain factual matters relevant to this opinion letter.

II. Assumptions

In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that:

1. all Documents submitted to us as originals are authentic;

2. all Documents submitted to us as certified or photostatic copies conform to the original documents;

3. all signatures on all such Documents are genuine;

4. all public records reviewed or relied upon by us or on our behalf are accurate and complete;

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5. all statements and information contained in the Documents are accurate and complete;

6. each person who executed any of the Documents was authorized to do so;

7. each natural person who executed any of the Documents was legally competent to do so and had knowledge about all matters stated therein; and

8. there has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, in connection with this opinion letter, by action or omission of the parties thereto or otherwise;

9. the Charter, the Bylaws, and the Resolutions will not have been amended or rescinded, and will be in full force and effect, at all times at which any Common Shares are offered or issued by the Company;

10. the Common Shares will, if and when issued, be issued in the manner stated in, and pursuant to, the Offering Documents;

11. upon the issuance of any Common Shares pursuant to a Redemption and/or a Conversion, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter;

12. none of the Common Shares will be issued in violation of the restrictions on transfer and ownership set forth in Article VI of the Articles of Incorporation, as amended to date, and as the same may be amended in the future;

13. at the time of the issuance of any Common Shares, certificates in the form required under the laws of the State of Maryland representing such Common Shares, if then certificated, will be duly executed, countersigned, registered, and delivered upon payment of the agreed upon consideration therefor and the Company or its transfer agent will record in the Company’s stock ledger the name(s) of the persons to whom such shares are issued;

14. the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission; and

15. the Company will remain duly organized, validly existing, and in good standing under the laws of the State of Maryland at the time any Common Shares are offered or issued by the Company.

As to any facts material to this opinion letter that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

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III. Opinion

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, it is our opinion that, if and when issued by the Company under the circumstances contemplated by the Offering Documents, the Common Shares will be duly authorized, validly issued, fully paid, and non-assessable.

IV. Qualifications

In addition to the assumptions set forth above, the opinion set forth herein is also subject to the following qualifications:

1. we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters;

2. the Registration Statement contemplates that the Common Shares may be issued and sold by the Company on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act; the opinion expressed above is limited to the provisions of the Maryland General Corporation Law and the applicable provisions of the Maryland Declaration of Rights, each as currently in effect on the date hereof, and the reported judicial decisions interpreting such laws, all of which are subject to change with possible retroactive effect; we do not express any opinion herein concerning any other laws or decisions or the rules of The Nasdaq Stock Market LLC; and

3. the opinion expressed above is rendered as of the date first set forth above, and we undertake no obligation to advise you of any changes or any new developments, including, without limitation, changes in the facts set forth in the Documents and/or to any applicable laws, that might affect the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm therein. In issuing this opinion letter, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Gordon Feinblatt LLC